                                                                      Ex-99.1(d)
                     MERRILL LYNCH BASIC VALUE FUND, INC.
              ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
                INCREASING THE AUTHORIZED CAPITAL STOCK OF THE
               CORPORATION AND CREATING TWO ADDITIONAL CLASSES
                                OF COMMON STOCK


        MERRILL LYNCH BASIC VALUE FUND, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation, that:

        FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with authority to issue FOUR HUNDRED MILLION (400,000,000) shares of capital stock. The Corporation has two classes of capital stock consisting of TWO HUNDRED MILLION (200,000,000) shares of Class A Common Stock and TWO HUNDRED MILLION (200,000,000) shares of Class B Common Stock. All shares of all classes and series of the Corporation's capital stock have a par value of Ten Cents ($.10) per share and an aggregate par value of FORTY MILLION Dollars ($40,000,000).

        SECOND: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland Corporations and Associations Code, hereby increases the total number of authorized shares of Class B Common Stock of the Corporation by FOUR HUNDRED MILLION (400,000,000) shares.

        THIRD: After this increase in the number of authorized shares of capital stock of the Corporation, the Corporation will have authority to issue EIGHT HUNDRED MILLION (800,000,000) shares of capital stock and the capital stock will consist of TWO HUNDRED MILLION (200,000,000) shares of Class A Common Stock and SIX HUNDRED MILLION (600,000,000) shares of Class B Common Stock.

        FOURTH: After this increase in the number of authorized shares of capital stock of the Corporation, all shares of all classes and series of the Corporation's capital stock will have a par value of Ten Cents ($.10) per share and an aggregate par value of EIGHTY MILLION Dollars ($80,000,000).

        FIFTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has reclassified TWO HUNDRED MILLION (200,000,000) authorized and unissued shares of the Class B Common Stock of the Corporation as Class C Common Stock of par value of Ten Cents ($.10) per share and of the aggregate par value of TWENTY MILLION Dollars ($20,000,000).

        SIXTH: The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class C Common Stock are as follows:

        The Class C Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class B Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

        (i) Expenses related to the distribution of the Class C Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class;

        (ii) Such distribution expenses borne solely by Class C Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; and

        (iii) Class C Common Stock shall not be reclassified into Class D shares.

        SEVENTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has reclassified TWO HUNDRED MILLION (200,000,000) authorized and unissued shares of the Class B Common Stock of the Corporation as Class D Common Stock of par value of Ten Cents ($.10) per share and of the aggregate par value of TWENTY MILLION Dollars ($20,000,000).

        EIGHTH: The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class D Common Stock are as follows:

        The Class D Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class B Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

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

        (i) Expenses related to the distribution of the Class D Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

        (ii) Such distribution expenses borne solely by Class D Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.


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

        IN WITNESS WHEREOF, MERRILL LYNCH BASIC VALUE FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary on October 17, 1994.

                                        MERRILL LYNCH BASIC VALUE FUND, INC.


                                        By /s/ Arthur Zeikel
                                           -------------------
                                           Arthur Zeikel
                                           President

Attest:


/S/ Mark B. Goldfus
--------------------------
Mark B. Goldfus, Secretary



        THE UNDERSIGNED, President of MERRILL LYNCH BASIC VALUE FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

                                                     /s/ Arthur Zeikel
                                                     -----------------
                                                     Arthur Zeikel
                                                       President

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